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                                                                    Exhibit 99.3

           PURCHASE AGREEMENT MASTER SECURITIZATION TERMS NUMBER 1000

     These Purchase Agreement Master Securitization Terms Number 1000 ("Master Terms") dated as of ____________ ___, 200__ among SLM Education Credit Funding LLC ("Funding"), [Chase Manhattan Bank USA, National Association, not in its individual capacity but solely as Interim Eligible Lender Trustee (the "Interim Eligible Lender Trustee") for the benefit of Funding under the Interim Trust Agreement dated as of ___________ ___, 200__ between Funding and the Interim Eligible Lender Trustee,] and SLM Education Credit Management Corporation ("SLM Education Credit"), shall be effective upon execution by the parties hereto. References to Funding herein mean the Interim Eligible Lender Trustee for all purposes involving the holding or transferring of legal title to the Eligible Loans.

     WHEREAS, SLM Education Credit is the owner of certain student loans guaranteed under the Higher Education Act;

     WHEREAS, SLM Education Credit may desire to sell its interest in such loans from time to time and Funding may desire to purchase such loans from SLM Education Credit;

     [WHEREAS, the Interim Eligible Lender Trustee is willing to hold legal title to, and serve as eligible lender trustee with respect to, such loans on behalf of Funding;]

     NOW, THEREFORE, in connection with the mutual promises contained herein, the parties hereto agree as follows:

SECTION 1. TERMS

     These Master Terms establish the terms under which SLM Education Credit may sell and Funding (and with respect to legal title, the Interim Eligible Lender Trustee on behalf of Funding) may purchase the Loans (and all obligations of the Borrowers thereunder) specified on each Purchase Agreement as the parties may execute from time to time pursuant to these Master Terms. Each such Purchase Agreement shall be substantially in the form of Attachment A hereto, incorporating by reference the terms of these Master Terms, and shall be a separate agreement among SLM Education Credit[, and] Funding, [and the Interim Eligible Lender Trustee on behalf of Funding] with respect to the Loans covered by the terms of such Purchase Agreement. If the terms of a Purchase Agreement conflict with the terms of these Master Terms, the terms of such Purchase Agreement shall supersede and govern.

SECTION 2. DEFINITIONS

     Capitalized terms used but not otherwise defined herein shall have the definitions set forth in Appendix A hereto.

     For purposes hereof:

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     (A) "Account" means all of the Eligible Loans hereunder of one (1) Borrower that are of the same Loan type made under the identical subsection of the Higher Education Act and in the same status.

     (B) "Bill of Sale" means that document executed by an authorized officer of SLM Education Credit which shall set forth the Loans offered by SLM Education Credit and accepted for purchase by the Interim Eligible Lender Trustee for the benefit of Funding and which shall sell, assign and convey to the Interim Eligible Lender Trustee for the benefit of Funding and its assignees all rights, title and interest of SLM Education Credit in the Loans listed on the Bill of Sale and will certify that the representations and warranties made by SLM Education Credit pursuant to Section 5(A) of these Master Terms are true and correct.

     (C) "Borrower" means the obligor on a Loan.

     (D) "Consolidation Loan" means a Loan made pursuant to and in full compliance with Section 428C of the Higher Education Act.

     (E) "Cutoff Date" means __________ ___, 200__ and, with respect to subsequent sales hereunder, a date agreed to by SLM Education Credit and Funding to use in determining the Principal Balance and accrued interest to be capitalized for purposes of completing the Loan Transmittal Summary Form.

     (F) "Delinquent" means the period any payment of principal or interest due on the Loan is overdue.

     (G) "Eligible Loan" means a Loan offered for sale by SLM Education Credit under the Purchase Agreement which as of the Cutoff Date is current or no more Delinquent than permitted under the Purchase Agreement in payment of principal or interest and which meets the following criteria as of the effective date of the Bill of Sale:

         (i) is a Stafford Loan, and is not a Consolidation Loan, a PLUS Loan or an SLS Loan;

         (ii)  is owned by SLM Education Credit and is fully disbursed;

         (iii) is guaranteed as to principal and interest by the applicable Guarantor to the maximum extent permitted by the Higher Education Act for such Loan;

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         (iv)  bears interest at a stated rate of not less than the maximum rate permitted under the Higher Education Act for such Loan;

         (v) is eligible for the payment of the quarterly special allowance at the full and undiminished rate established under the formula set forth in the Higher Education Act for such Loan;

         (vi) if not yet in repayment status, is eligible for the payment of interest benefits by the Secretary or, if not so eligible, is a Loan for which interest either is billed quarterly to Borrower or deferred until commencement of the repayment period, in which case such accrued interest is subject to capitalization to the full extent permitted by the applicable Guarantor;

         (vii) is supported by the following documentation:

                (a) for each Loan:

                1.   loan application, and any supplement thereto,

                2. original promissory note and any addendum thereto or a certified copy thereof if more than one loan is represented by a single promissory note and all loans so represented are not being sold at the same time,

                3.   evidence of guarantee,

                4. any other document and/or record which Funding may be required to retain pursuant to Regulations; and

                (b) for each Loan only if applicable:

                1. payment history (or similar document) including (i) an indication of the Principal Balance and the date through which interest has been paid, each as of the Cutoff Date and (ii) an accounting of the allocation of all payments by Borrower or on Borrower's behalf to principal and interest on the Loan,

                2. documentation which supports periods of current or past deferment or past forbearance,

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                3.   a collection history, if the Loan was ever in a delinquent status, including detailed summaries of contacts and including the addresses or telephone numbers used in contacting or attempting to contact Borrower and any endorser and, if required by the Guarantor, copies of all letters and other correspondence relating to due diligence processing,

                4. evidence of all requests for skip-tracing assistance and current address of Borrower, if located,

                5. evidence of requests for pre-claims assistance, and evidence that the Borrower's school(s) have been notified,

                6. a record of any event resulting in a change to or confirmation of any data in the Loan file.

     (H) "Excess Distribution Certificate" means the certificate, substantially in the form of Exhibit C to the Trust Agreement, evidencing the right to receive payments thereon as set forth in Sections 2.8.1C.1(F) (ii) and 2.8.2B.2 of the Administration Agreement.

     (I) "Initial Payment" means the dollar amount specified in the applicable Purchase Agreement.

     (J) "Loan" means the Note or Notes offered for sale pursuant to the Purchase Agreement and related documentation together with any guaranties and other rights relating thereto including, without limitation, Interest Subsidy Payments and Special Allowance Payments.

     (K) "Loan Transmittal Summary Forms" means the forms provided to SLM Education Credit by Funding and completed by SLM Education Credit which list, by Borrower, the Loans subject to the Bill of Sale and the outstanding Principal Balance and accrued interest thereof as of the Cutoff Date.

     (L) "Note" means the promissory note of the Borrower and any amendment thereto evidencing the Borrower's obligation with regard to a student loan guaranteed under the Higher Education Act.

     (M) "PLUS Loan" means a Loan that was made pursuant to the PLUS Program established under Section 428B of the Higher Education Act (or predecessor provisions).

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     (N) "Principal Balance" means the outstanding principal amount of the Loan, plus interest expected to be capitalized (if any), less amounts which may not be insured (such as late charges).

     (O) "Purchase Agreement" means a Purchase Agreement (including any attachments thereto), substantially in the form of Attachment A hereto, of which these Master Terms form a part by reference.

     (P) "Purchase Price" means the Initial Payment, the Excess Distribution Certificate and any amounts payable to SLM Education Credit under section 3(E) hereof.

     (Q) "Sale Agreement" means the Sale Agreement Master Securitization Terms Number 1000 among SLM Education Credit Funding LLC, as the Seller, Chase Manhattan Bank USA, National Association as Interim Eligible Lender Trustee and Eligible Lender Trustee.

     (R) "Secretary" means the United States Secretary of Education or any successor.

     (S) "SLS Loan" means a Loan which was made pursuant to the Supplemental Loans for Students Program established under Section 428A of the Higher Education Act (or predecessor provisions), including Loans referred to as ALAS Loans or Student PLUS Loans.

     (T) "Stafford Loans" mean Subsidized Stafford Loans and Unsubsidized Stafford Loans.

     (U) "Subsidized Stafford Loan" means a Loan for which the interest rate is governed by Section 427A(a) or 427A(d) of the Higher Education Act.

     (V) "Unsubsidized Stafford Loan" means a Loan made pursuant to Section 428H of the Higher Education Act.

SECTION 3. SALE/PURCHASE

     (A)   Consummation of Sale and Purchase

           The sale and purchase of Eligible Loans pursuant to a Purchase Agreement shall be consummated upon Funding's receipt from SLM Education Credit of the Bill of Sale and the payment by Funding to SLM Education Credit of the Initial Payment and the assignment to SLM Education Credit of the Excess Distribution Certificate, and when consummated such sale and purchase shall be effective as of the date of the Bill of Sale.

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     SLM Education Credit and Funding shall use their best efforts to perform promptly their respective obligations pursuant to such Purchase Agreement.

     (B)  Settlement of the Initial Payment

          Funding on the date of the Bill of Sale shall pay SLM Education Credit the Initial Payment by wire transfer of immediately available funds to the account specified by SLM Education Credit.

     (C)  Interest Subsidy and Special Allowance Payments and Rebate Fees

          On the Closing Date, SLM Education Credit shall be entitled to all Interest Subsidy Payments and Special Allowance Payments on the Loans and shall be responsible for the payment of any rebate fees applicable to the Consolidation Loans subject to each Bill of Sale accruing up to but not including the Closing Date. The Interim Eligible Lender Trustee on behalf of] Funding shall be entitled to all Special Allowance Payments and Interest Subsidy Payments and shall be responsible for the payment of any rebate fees accruing from the Closing Date.

     (D)  Special Programs

          In consideration of the sale of the Eligible Loans under these Master Terms and each Purchase Agreement, Funding agrees to cause the Servicer to offer borrowers of Trust Student Loans all special programs, whether or not in existence as of the date of any Purchase Agreement, generally offered to the obligors of comparable loans owned by SLM Education Credit subject to terms and conditions of Section 3.12 of the Servicing Agreement.

     (E)  Additional Payments

          If the Trust Student Loans are purchased by Funding pursuant to
     Section 6.1A of the Administration Agreement, Funding shall pay to SLM Education Credit the present value of the excess of the projected future yield on the Trust Student Loans after the date of such purchase over the projected cost to Funding of carrying the Trust Student Loans as reasonably estimated by Funding assuming (1) that interest rates applicable to the Trust Student Loans in effect on the date of such purchase remain in effect, (2) that the cost to Funding of carrying the Trust Student Loans is equal to the blended rate on the Notes on the date of such purchase, (3) that the servicing costs and loss experience applicable to the Trust Student Loans during the one year period preceding such purchase continue during the remaining life of the Trust Student Loans and (4) a discount rate equal to the blended rate on the Notes on the date of such purchase. If the Trust Student Loans are

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     sold pursuant to the auction provision in Section 4.4 of the Indenture,
     Funding shall pay to SLM Education Credit the amount, if any, by which the sale price exceeds the Minimum Purchase Amount and any costs of terminating the Trust. Funding shall also be obligated to pay SLM Education Credit, in the event that the provisions of Section 2.8.1C.1(E) of the Administration Agreement are operative, upon payment in full of the Notes to the extent of amounts then distributable by the Trust to Funding, the aggregate amount that would have been distributed on the Excess Distribution Certificate pursuant to Section 2.8.1C.1(F)(ii) of the Administration Agreement but for the operation of Section 2.8.1C.1(E) of the Administration Agreement.

SECTION 4.  CONDITIONS PRECEDENT TO PURCHASE

     (A)  Activities Prior to the Purchase Date

          SLM Education Credit shall provide any assistance requested by Funding in determining that all required documentation on the Loans is present and correct.

     (B)  Continued Servicing

          Following the execution of each Purchase Agreement, SLM Education Credit shall service, or cause to be serviced, all Loans subject to such Purchase Agreement as required under the Higher Education Act until the date of the Bill of Sale.

     (C)  Bill of Sale/Loan Transmittal Summary Form

          SLM Education Credit shall deliver to Funding:

          (i) a Bill of Sale executed by an authorized officer of SLM Education Credit, covering Loans offered by SLM Education Credit and accepted by Funding as set forth thereon, selling, assigning and conveying to the Interim Eligible Lender Trustee on behalf of Funding and its assignees all right, title and interest of SLM Education Credit, including the insurance interest of SLM Education Credit, in each of the Loans, and stating that the representations and warranties made by SLM Education Credit in Section 5 of these Master Terms are true and correct on and as of the date of the Bill of Sale; and

          (ii) the Loan Transmittal Summary Form, attached to the Bill of Sale, identifying each of the Eligible Loans which is the subject of the Bill of Sale and setting forth the unpaid Principal Balance of each such Loan.

     (D)  Endorsement

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          SLM Education Credit shall provide a blanket endorsement transferring the entire interest of SLM Education Credit in the Loans to the Interim Eligible Lender Trustee on behalf of Funding with the form of endorsement provided for in the Purchase Agreement.

          At the direction of and in such form as Funding may designate, SLM Education Credit also agrees to individually endorse any Eligible Loan as Funding may request from time to time.

     (E)  Officer's Certificate

          SLM Education Credit shall furnish to Funding, with each Bill of Sale provided in connection with each purchase of Loans pursuant to these Master Terms, an Officer's Certificate, dated as of the date of such Bill of Sale.

     (F)  Loan Transfer Statement

          Upon Funding's request, SLM Education Credit shall deliver to Funding one (1) or more Loan Transfer Statements (Department of Education Form OE 1074 or its equivalent) provided by Funding, executed by SLM Education Credit and dated the date of the Bill of Sale. SLM Education Credit agrees that Funding and the Interim Eligible Lender Trustee may use the Bill of Sale, including the Loan Transmittal Summary Form attached to the Bill of Sale, in lieu of OE Form 1074, as official notification to the Guarantor of the assignment by SLM Education Credit to the Interim Eligible Lender Trustee on behalf of Funding of the Loans listed on the Bill of Sale.

     (G)  Power of Attorney

          SLM Education Credit hereby grants to Funding and the Interim Eligible Lender Trustee for the benefit of Funding an irrevocable power of attorney, which power of attorney is coupled with an interest, to individually endorse or cause to be individually endorsed in the name of SLM Education Credit any Eligible Loan to evidence the transfer of such Eligible Loan to Funding and the Interim Eligible Lender Trustee for the benefit of Funding and to cause to be transferred physical possession of any Note from SLM Education Credit or the Servicer to Funding or the Interim Eligible Lender Trustee or any custodian on their behalf.

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SECTION 5. REPRESENTATIONS AND WARRANTIES OF SLM EDUCATION CREDIT AND INTERIM
ELIGIBLE LENDER TRUSTEE

     (A)  General

          SLM Education Credit represents and warrants to Funding that with respect to a portfolio of Loans, as of the date of each Purchase Agreement and Bill of Sale:

          (i) SLM Education Credit is an eligible lender or other qualified holder of loans originated pursuant to the Federal Family Education Loan Program established under the Higher Education Act;

          (ii) SLM Education Credit is duly organized and existing under the laws of the applicable jurisdiction;

          (iii) SLM Education Credit has all requisite power and authority to enter into and to perform the terms of the Purchase Agreement; and

          (iv) SLM Education Credit will not, with respect to any Loan purchased under Purchase Agreements executed pursuant to these Master Terms, agree to release any Guarantor from any of its contractual obligations as an insurer of such Loan or agree otherwise to alter, amend or renegotiate any material term or condition under which such Loan is insured, except as required by law or rules and regulations issued pursuant to law, without the express prior written consent of Funding.

     (B)  Particular

          SLM Education Credit represents and warrants to Funding as to the Loans purchased by Funding under each Purchase Agreement and each Bill of Sale executed pursuant these Master Terms that:

          (i) SLM Education Credit has good and marketable title to, and is the sole owner of, the Loans, free and clear of all security interests, liens, charges, claims, offsets, defenses, counterclaims or encumbrances of any nature and no right of rescission, offsets, defenses or counterclaims have been asserted or threatened with respect to the Loans;

          (ii) This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Loans in favor of the Eligible Lender Trustee, which

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     security interest is prior to all other security interests, liens, charges, claims, offsets, defenses, counterclaims or encumbrances, and is enforceable as such as against creditors of and purchasers from the Interim Eligible Lender Trustee and the Seller;

     (iii) The Loans constitute "instruments" within the meaning of the applicable UCC and are within the coverage of Sections 432(m)(1)(E) and 439(d)(3) of the Higher Education Act;

     (iv) The Loans are Eligible Loans and the description of the Loans set forth in the Purchase Agreement is true and correct;

     (v) SLM Education Credit is authorized to sell, assign, transfer and repurchase the Loans; and the sale, assignment and transfer of such Loans is or, in the case of a Loan repurchase by SLM Education Credit, will be made pursuant to and consistent with the laws and regulations under which SLM Education Credit operates, and will not violate any decree, judgment or order of any court or agency, or conflict with or result in a breach of any of the terms, conditions or provisions of any agreement or instrument to which SLM Education Credit is a party or by which SLM Education Credit or its property is bound, or constitute a default (or an event which could constitute a default with the passage of time or notice or both) thereunder;

     (vi) The Loans are each in full force and effect in accordance with their terms and are legal, valid and binding obligations of the respective Borrowers thereunder subject to no defenses (except the defense of infancy);

     (vii) No consents and approvals are required by the terms of the Loans to the sale of the Loans hereunder to the Eligible Lender Trustee;

     (viii) Each Loan has been duly made and serviced in accordance with the provisions of the Federal Family Education Loan Program established under the Higher Education Act, and has been duly insured by a Guarantor; such guarantee is in full force and effect and is freely transferable to the Interim Eligible Lender Trustee on behalf of Funding as an incident to the purchase of each Loan; and all premiums due and payable to such Guarantor shall have been paid in full as of the date of the Bill of Sale;

     (ix) Any payments on the Loans received by SLM Education Credit which have been allocated to reduction of principal and interest on such Loans have been allocated on a simple interest basis; the information with respect to the Loans as

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     of the Cutoff Date as stated on the Loan Transmittal Summary Form is true and correct;

     (x) Due diligence and reasonable care have been exercised in the making, administering, servicing and collecting the Loans and, with respect to any Loan for which repayment terms have been established, all disclosures of information required to be made pursuant to the Higher Education Act have been made;

     (xi) All origination fees authorized to be collected pursuant to Section 438 of the Higher Education Act have been paid to the Secretary;

     (xii) Each Loan has been duly made and serviced in accordance with the provisions of all applicable federal and state laws;

     (xiii) No Loan is more than one hundred and twenty (120) days delinquent as of the Cutoff Date and no default, breach, violation or event permitting acceleration under the terms of any Loan has arisen; and neither SLM Education Credit nor any predecessor holder of any Loan has waived any of the foregoing other than as permitted by the Basic Documents;

     (xiv) It is the intention of SLM Education Credit, the Interim Eligible Lender Trustee and Funding, and SLM Education Credit hereby warrants that, the transfer and assignment herein contemplated constitute a valid sale of the Loans from SLM Education Credit to the Interim Eligible Lender Trustee on behalf of Funding and that the beneficial interest in and title to such Loans not be part of SLM Education Credit's estate in the event of the bankruptcy of SLM Education Credit or the appointment of a receiver with respect to SLM Education Credit;

     (xv) The Eligible Lender Trustee and the Seller have caused or will have caused, within ten days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Loans granted to the Eligible Lender Trustee hereunder;

     (xvi) There is only one original executed copy of the promissory note evidencing each Loan. The Eligible Lender Trustee has in its possession a copy of the endorsement and Loan Transmittal Summary Form identifying the Notes that constitute or evidence the Loans. The Notes that constitute or evidence the Loans do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Eligible Lender Trustee. All financing statements filed or to be filed against the Interim Eligible

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     Lender Trustee and the Seller in favor of the Eligible Lender Trustee in connection herewith describing the Loans contain a statement to the following effect: "A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Eligible Lender Trustee;"

     (xvii) Other than the security interest granted to the Eligible Lender Trustee pursuant to this Agreement, the Seller and the Interim Eligible Lender Trustee have not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Loans. The Seller and the Interim Eligible Lender Trustee have not authorized the filing of and are not aware of any financing statements against the Seller or the Interim Eligible Lender Trustee that include a description of collateral covering the Loans other than any financing statement relating to the security interest granted to the Eligible Lender Trustee hereunder or that has been terminated. The Seller and the Interim Eligible Lender Trustee are not aware of any judgment or tax lien filings against the Seller or the Interim Eligible Lender Trustee; and

     (xviii) No Borrower of any Loan as of the Cutoff Date is noted in the related Loan File as being currently involved in a bankruptcy proceeding.

(C) The Interim Eligible Lender Trustee represents and warrants that as of the date of each Purchase Agreement and each Bill of Sale:

     (i) The Interim Eligible Lender Trustee is duly organized and validly existing in good standing under the laws of its governing jurisdiction and has an office located within the State of Delaware. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Purchase Agreement;

     (ii) The Interim Eligible Lender Trustee has taken all corporate action necessary to authorize the execution and delivery by it of the Purchase Agreement, and the Purchase Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver the Purchase Agreement on its behalf;

     (iii) Neither the execution nor the delivery by it of the Purchase Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any Federal or Delaware state law, governmental rule or regulation governing the banking or trust powers of the Interim Eligible Lender Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound; and

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          (iv) The Interim Eligible Lender Trustee is an "eligible lender" as such term is defined in Section 435(d) of the Higher Education Act, for purposes of holding legal title to the Trust Student Loans as contemplated by the Purchase Agreement and the other Basic Documents, it has a lender identification number with respect to the Trust Student Loans from the Department and has in effect a Guarantee Agreement with each of the Guarantors with respect to the Trust Student Loans.

SECTION 6.  PURCHASE OF TRUST STUDENT LOANS; REIMBURSEMENT

     Each party to this Agreement shall give notice to the other parties promptly, in writing, upon the discovery of any breach of SLM Education Credit's representations and warranties made pursuant to Section 5 hereof which has a materially adverse effect on the interest of Funding in any Trust Student Loan. In the event of such a material breach which is not curable by reinstatement of the Guarantor's guarantee of such Trust Student Loan, SLM Education Credit shall repurchase any affected Trust Student Loan not later than 120 days following the earlier of the date of discovery of such material breach and the date of receipt of the Guarantor reject transmittal form with respect to such Trust Student Loan. In the event of such a material breach which is curable by reinstatement of the Guarantor's guarantee of such Trust Student Loan, unless the material breach shall have been cured within 360 days following the earlier of the date of discovery of such material breach and the date of receipt of the Guarantor reject transmittal form with respect to such Trust Student Loan, SLM Education Credit shall purchase such Trust Student Loan not later than the sixtieth day following the end of such 360-day period. SLM Education Credit shall also remit as provided in Section 2.6 of the Administration Agreement on the date of purchase of any Trust Student Loan pursuant to this Section 6 an amount equal to all non-guaranteed interest amounts and forfeited Interest Subsidy Payments and Special Allowance Payments with respect to such Trust Student Loan. In consideration of the purchase of any such Trust Student Loan pursuant to this
Section 6, SLM Education Credit shall remit the Purchase Amount in the manner specified in Section 2.6 of the Administration Agreement.

     In addition, if any breach of Section 5 hereof by SLM Education Credit does not trigger such purchase obligation but does result in the refusal by a Guarantor to guarantee all or a portion of the accrued interest (or any obligation of Funding to repay such interest to a Guarantor), or the loss (including any obligation of Funding to repay the Department) of Interest Subsidy Payments and Special Allowance Payments, with respect to any Trust Student Loan affected by such breach, then SLM Education Credit shall reimburse Funding by remitting an amount equal to the sum of all such non-guaranteed interest amounts and such forfeited Interest Subsidy Payments or Special Allowance Payments in the manner specified in Section 2.6 of the Administration Agreement not later than (i) the last day of the next Collection Period ending not less than 60 days from the date of the Guarantor's refusal to guarantee all or a portion of accrued interest or loss of Interest Subsidy Payments or Special Allowance Payments, or (ii) in the case where SLM Education Credit reasonably believes such losses are likely to be collected, not later than the last

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day of the next Collection Period ending not less than 360 days from the date of the Guarantor's refusal to guarantee all or a portion of accrued interest or loss of Interest Subsidy Payments or Special Allowance Payments. At the time such payment is made, SLM Education Credit shall not be required to reimburse Funding for interest that is then capitalized, however, such amounts shall be reimbursed if the borrower subsequently defaults and such capitalized interest is not paid by the Guarantor.

     Anything in this Section 6 to the contrary notwithstanding, if as of the last Business Day of any month the aggregate outstanding principal amount of Trust Student Loans with respect to which claims have been filed with and rejected by a Guarantor or with respect to which the Servicer determines that claims cannot be filed pursuant to the Higher Education Act as a result of a breach by SLM Education Credit or the Servicer, exceeds 1% of the Pool Balance, SLM Education Credit (and the Servicer as provided in the Servicing Agreement) shall purchase, within 30 days of a written request of the Eligible Lender Trustee or the Indenture Trustee, such affected Trust Student Loans in an aggregate principal amount such that after such purchase the aggregate principal amount of such affected Trust student Loans is less than 1% of the Pool Balance. The Trust Student Loans to be purchased by SLM Education Credit and the Servicer pursuant to the preceding sentence shall be based on the date of claim rejection (or the date of notice referred to in the first sentence of this Section 6) with Trust Student Loans with the earliest such date to be purchased first.

     In lieu of repurchasing Trust Student Loans pursuant to this Section 6, SLM Education Credit may, at its option, substitute Eligible Loans or arrange for the substitution of Eligible Loans which are substantially similar on an aggregate basis as of the date of substitution to the Trust Student Loans for which they are being substituted with respect to the following characteristics:

          (1) status (i.e., in-school, grace, deferment, forbearance or repayment),

          (2) program type (i.e., Unsubsidized Stafford, Subsidized Stafford, Consolidation (pre-1993 vs. post-1993), PLUS or SLS),

          (3) school type,

          (4) total return,

          (5) principal balance, and

          (6) remaining term to maturity.

     In addition, each substituted Eligible Loan will comply, as of the date of substitution, with all of the representations and warranties made hereunder. In choosing Eligible Loans to be substituted pursuant to this Section 6, SLM Education Credit shall make a reasonable determination that the Eligible Loans to be substituted will not have a material adverse effect on the Noteholders.

     In the event that SLM Education Credit elects to substitute Eligible Loans pursuant to this Section 6, SLM Education Credit will remit to the Administrator the amount of any shortfall between the Purchase Amount of the substituted Eligible Loans and the Purchase Amount of the Trust Student Loans for which they are being substituted. SLM Education Credit shall also remit to the Administrator an amount equal to all non-guaranteed interest amounts and forfeited Interest Subsidy Payments and Special Allowance Payments with respect to the Trust Student Loans in the manner provided in Section 2.6 of the Administration Agreement. The sole remedy of Funding, the Eligible Lender Trustee and the Noteholders with respect to a breach by SLM Education Credit pursuant to Section 5 hereof shall be to require SLM Education Credit to purchase Trust Student Loans, to reimburse Funding as provided above or to substitute Student Loans pursuant to this Section. The Eligible Lender Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the purchase of any Trust Student Loan or the reimbursement for any interest penalty pursuant to this Section 6.

SECTION 7. OBLIGATION TO REMIT SUBSEQUENT PAYMENTS
                  AND FORWARD COMMUNICATIONS

     (A) Any payment received by SLM Education Credit with respect to amounts accrued after the Date of the Bill of Sale for any Loan sold to Funding, which payment is not reflected in the Loan Transmittal Summary Form, shall be received by SLM Education Credit in trust for the account of Funding and SLM Education Credit hereby disclaims any title to or interest in any such amounts. Within two (2) business days following the date of receipt, SLM Education Credit shall remit to Funding an amount equal to any such payments on a list provided by Funding identifying the Loans with respect to which such payments were made, the amount of each such payment and the date each such payment was received.

     (B) Any written communication received at any time by SLM Education Credit with respect to any Loan subject to this Purchase Agreement shall be transmitted by SLM Education Credit to Servicer within two (2) business days of receipt. Such communications shall include, but not be limited to, letters, notices of death or disability, notices of bankruptcy, forms requesting deferment of repayment or loan cancellation, and like documents.

SECTION 8. CONTINUING OBLIGATION OF SLM EDUCATION CREDIT

     SLM Education Credit shall provide all reasonable assistance necessary for Funding to resolve account problems raised by any Borrower, the Guarantor or the Secretary provided such account problems are attributable to or are alleged to be attributable to (a) an event occurring during the period SLM Education Credit owned the Loan, or (b) a payment made or alleged to have been made to SLM Education Credit. Further, SLM Education Credit agrees to execute any financing statements at the request of Funding in order to reflect Funding's interest in the Loans.

SECTION 9. LIABILITY OF SLM EDUCATION CREDIT; INDEMNITIES

     SLM Education Credit shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by SLM Education Credit under this Purchase Agreement.

     (i) SLM Education Credit shall indemnify, defend and hold harmless Funding and the Interim Eligible Lender Trustee in its individual capacity and their officers, directors, employees and agents from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated herein and in the other Basic Documents (except any such income taxes arising out of fees paid to the Interim Eligible Lender Trustee), including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of Funding, not including any taxes asserted with respect to, and as of the date of, the sale of the Loans to the Interim Eligible Lender Trustee on behalf of Funding, or asserted with respect to ownership of the Trust Student Loans) and costs and expenses in defending against the same.

     (ii) SLM Education Credit shall indemnify, defend and hold harmless Funding and the Interim Eligible Lender Trustee in its individual capacity, and the officers, directors, employees and agents of Funding, and the Interim Eligible Lender Trustee from and against any and all costs, expenses, losses, claims, damages and liabilities arising out of, or imposed upon such Person through, SLM Education Credit's willful misfeasance, bad faith or gross negligence in the performance of its duties under the Purchase Agreement, or by reason of reckless disregard of its obligations and duties under the Purchase Agreement.

     (iii) SLM Education Credit shall be liable as primary obligor for, and shall indemnify, defend and hold harmless the Interim Eligible Lender Trustee in its individual capacity and its officers, directors, employees and agents from and against, all costs, expenses, losses, claims, damages, obligations and liabilities arising out of, incurred in connection with or relating to the Purchase Agreement, the other Basic Documents, the acceptance or performance of the trusts and duties set forth herein and in the Sale Agreement or the action or the inaction of the Interim Eligible Lender Trustee hereunder, except to the extent that such cost, expense, loss, claim, damage, obligation or liability: (a) shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Interim Eligible Lender Trustee, (b) shall arise from any breach by the Interim Eligible Lender Trustee of its covenants made under any of the Basic Documents; or (c) shall arise from the breach by the Interim Eligible Lender Trustee of any of its representations or warranties made in its individual capacity set forth in these Master Terms or any Purchase Agreement. In the event of any claim, action or proceeding for which indemnity will be sought pursuant to this paragraph, the Interim Eligible Lender Trustee's choice of legal counsel shall be subject to the approval of SLM Education Credit, which approval shall not be unreasonably withheld.

     Indemnification under this Section shall survive the resignation or removal of the Interim Eligible Lender Trustee and the termination of these Master Terms, and shall include reasonable fees and expenses of counsel and expenses of litigation. If SLM Education Credit shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to SLM Education Credit, without interest.

  SECTION 10. MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF
               SLM EDUCATION CREDIT

     Any Person (a) into which SLM Education Credit may be merged or consolidated, (b) which may result from any merger or consolidation to which SLM Education Credit shall be a party or (c) which may succeed to the properties and assets of SLM Education Credit substantially as a whole, shall be the successor to SLM Education Credit without the execution or filing of any document or any further act by any of the parties to this Purchase Agreement; provided, however, that SLM Education Credit hereby covenants that it will not consummate any of the foregoing transactions except upon satisfaction of the following: (i) the surviving Person, if other than SLM Education Credit, executes an agreement of assumption to perform every obligation of SLM Education Credit under the Purchase Agreement, (ii) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 5 shall have been breached,
(iii) the surviving Person, if other than SLM Education Credit, shall have delivered to the Interim Eligible Lender Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Purchase Agreement relating to such transaction have been complied with, and that the Rating Agency Condition shall have been satisfied with respect to such transaction (iv) if SLM Education Credit is not the surviving entity, SLM Education Credit shall have delivered to the Interim Eligible Lender Trustee an Opinion of Counsel either
(A) stating that, in the opinion of
such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of Funding and the Interim Eligible Lender Trustee in the Loans and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests.

  SECTION 11. LIMITATION ON LIABILITY OF SLM EDUCATION CREDIT AND OTHERS

     SLM Education Credit and any director or officer or employee or agent thereof may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder (provided that such reliance shall not limit in any way SLM Education Credit's obligations under Section 6). SLM Education Credit shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under these Master Terms or any Purchase Agreement, and that in its opinion may involve it in any expense or liability. Except as provided herein, the repurchase (or substitution) and reimbursement obligations of SLM Education Credit will constitute the sole remedy available to Funding for uncured breaches; provided, however, that the information with respect to the Loans listed on the Bill of Sale may be adjusted in the ordinary course of business subsequent to the date of the Bill of Sale and to the extent that the aggregate Principal Balance of the Loans listed on the Bill of Sale is less than the aggregate Principal Balance stated on the Bill of Sale, SLM Education Credit shall remit such amount to the Interim Eligible Lender Trustee on behalf of Funding. Such reconciliation payment shall be made from time to time but no less frequently than semi-annually.

  SECTION 12. LIMITATION OF LIABILITY OF INTERIM ELIGIBLE LENDER

     Notwithstanding anything contained herein to the contrary, these Master Terms and any Purchase Agreement have been signed by Chase Manhattan Bank USA, National Association not in its individual capacity but solely in its capacity as Interim Eligible Lender Trustee for Funding and in no event shall Chase Manhattan Bank USA, National Association in its individual capacity have any liability for the representations, warranties, covenants, agreements or other obligations of Funding, under these Master Terms or any Purchase Agreement or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of Funding.

SECTION 13. EXPENSES

     Except as otherwise provided herein, each party to these Master Terms or any Purchase Agreement shall pay its own expense incurred in connection with the preparation, execution and delivery of these Master Terms and any Purchase Agreement and the transactions contemplated herein or therein.

SECTION 14. SURVIVAL OF COVENANTS/SUPERSESSION

     All covenants, agreements, representations and warranties made herein and in or pursuant to any Purchase Agreements executed pursuant to these Master Terms shall survive the consummation of the purchase of the Loans provided for in each Purchase Agreement. All covenants, agreements, representations and warranties made or furnished pursuant hereto by or on behalf of SLM Education Credit shall bind and inure to the benefit of any successors or assigns of Funding and shall survive with respect to each Loan. Each Purchase Agreement supersedes all previous agreements and understandings between Funding and SLM Education Credit with respect to the subject matter thereof. These Master Terms and any Purchase Agreement may be changed, modified or discharged, and any rights or obligations hereunder may be waived, only by a written instrument signed by a duly authorized officer of the party against whom enforcement of any such waiver, change, modification or discharge is sought. The waiver by Funding of any covenant, agreement, representation or warranty required to be made or furnished by SLM Education Credit or the waiver by Funding of any provision herein contained or contained in any Purchase Agreement shall not be deemed to be a waiver of any breach of any other covenant, agreement, representation, warranty or provision herein contained, nor shall any waiver or any custom or practice which may evolve between the parties in the administration of the terms hereof or of any Purchase Agreement, be construed to lessen the right of Funding to insist upon the performance by SLM Education Credit in strict accordance with said terms.

SECTION 15. COMMUNICATION AND NOTICE REQUIREMENTS

     All communications, notices and approvals provided for hereunder shall be in writing and mailed or delivered to SLM Education Credit or Funding, as the case may be, addressed as set forth in the Purchase Agreement or at such other address as either party may hereafter designate by notice to the other party. Notice given in any such communication, mailed to SLM Education Credit or Funding by appropriately addressed registered mail, shall be deemed to have been given on the day following the date of such mailing.

SECTION 16. FORM OF INSTRUMENTS

     All instruments and documents delivered in connection with these Master Terms and any Purchase Agreement, and all proceedings to be taken in connection with these Master Terms and any Purchase Agreement and the transactions contemplated herein and therein, shall be in a form as set forth in the attachments hereto, and Funding shall have received copies of such documents as it or its counsel shall reasonably request in connection therewith. Any instrument or document which is substantially in the same form as an Attachment hereto or a recital herein will be deemed to be satisfactory as to form.

SECTION 17. AMENDMENT

     These Master Terms and any Purchase Agreement may be amended by the parties thereto without the consent of the related Noteholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Master Terms and Purchase Agreements or of modifying in any manner the rights of such Noteholders; provided that such action will not, in the opinion of counsel satisfactory to the related Indenture Trustee , materially and adversely affect the interest of any such Noteholder.

     In addition, these Master Terms and any Purchase Agreement may also be amended from time to time by SLM Education Credit, the Interim Eligible Lender Trustee and Funding, with the consent of the Noteholders of Notes evidencing a majority of the Outstanding Amount of the Notes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of these Master Terms or any Purchase Agreements or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the time of, collections of payments with respect to Loans or distributions that shall be required to be made for the benefit of the Noteholders or (b) reduce the aforesaid percentage of the Outstanding Amount of the Notes, the Noteholders of which are required to consent to any such amendment, without the consent of all outstanding Noteholders.

     Promptly after the execution of any such amendment or consent (or, in the case of the Rating Agencies, five Business Days prior thereto), the Interim Eligible Lender Trustee shall furnish written notification of the substance of such amendment or consent to the Indenture Trustee and each of the Rating Agencies.

     It shall not be necessary for the consent of Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

     Prior to the execution of any amendment to these Master Terms, the Interim Eligible Lender Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 7.1 I(i) of the Administration Agreement. The Interim Eligible Lender Trustee may, but shall not be obligated to, enter into any such amendment which affects the Interim Eligible Lender Trustee's own rights, duties or immunities under this Agreement or otherwise.

SECTION 18. NONPETITION COVENANTS

     Notwithstanding any prior termination of these Master Terms SLM Education Credit and the Interim Eligible Lender Trustee shall not acquiesce, petition or otherwise invoke or cause Funding to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against Funding under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignees, trustee, custodian, sequestrator or other similar official of Funding or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Funding.

SECTION 19. GOVERNING LAW

     These Master Terms and any Purchase Agreement shall be government by and construed in accordance with the laws of the State of New York without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties, hereunder shall be determined in accordance with such laws.

SLM EDUCATION CREDIT MANGEMENT         SLM EDUCATION CREDIT FUNDING
CORPORATION                            LLC
(Seller)                                    (Purchaser)


By: ___________________________        By: _____________________________

Name: _________________________        Name: ___________________________

Title: ________________________        Title: __________________________


[CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION, not in its individual capacity but solely as Interim Eligible Lender Trustee

By: ___________________________

Name: _________________________

Title: ________________________]

                               PURCHASE AGREEMENT
                       Dated as of _____________ __, 200__

                           PURCHASE AGREEMENT NUMBER 1

     SLM Education Credit hereby offers for sale to [Chase Manhattan Bank USA, National Association as Interim Eligible Lender Trustee for the benefit of] SLM Education Credit Funding LLC ("Funding") [under the Interim Trust Agreement dated as of _____________ __, 200__between Funding and the Interim Eligible Lender Trustee,] the entire right, title and interest of SLM Education Credit in the Loans described in the Bill of Sale and Loan Transmittal Summary Form incorporated herein and, to the extent indicated below, the Interim Eligible Lender Trustee for the benefit of Funding accepts SLM Education Credit's offer. In order to qualify as Eligible Loans, no payment of principal or interest shall be more than one hundred and twenty (120) days Delinquent as of the Cutoff Date which date shall be _____________ __, 200__.

                         TERMS, CONDITIONS AND COVENANTS

     In consideration of the Purchase Price, SLM Education Credit hereby sells to the Interim Eligible Lender Trustee for the benefit of Funding the entire right, title and interest of SLM Education Credit in the Loans accepted for purchase, subject to all the terms and conditions of the Purchase Agreement Master Securitization Terms Number 1000 ("Master Terms") and any amendments thereto, incorporated herein by reference, among SLM Education Credit[, and] Funding[, and the Interim Eligible Lender Trustee]. The Initial Payment of the Loans shall equal $_____________ (equal to $_____________ (representing the sale price of the Securities less underwriters' commissions and fees) less $_____________ (representing the Reserve Account Initial Deposit) less $_____________ (representing the Capitalized Interest Account Initial Deposit)).

     This document shall constitute a Purchase Agreement as referred to in the Master Terms and, except as modified herein, each term used herein shall have the same meaning as in the Master Terms. All references in the Master Terms to Loans or Eligible Loans shall be deemed to refer to the Loans governed by this Purchase Agreement. SLM Education Credit hereby makes, as of the date hereof, all the representations and warranties contained in the Master Terms and makes such representations and warranties with respect to the Loans governed by this Purchase Agreement.

     SLM Education Credit authorizes the Interim Eligible Lender Trustee for the benefit of Funding to use a copy of the Bill of Sale, including the Loan Transmittal Summary Form attached to the Bill of Sale (in lieu of OE Form 1074), as official notification to the Guarantor of assignment to the Interim Eligible Lender Trustee on behalf of Funding of the Loans on the date of purchase.

     The parties hereto intend that the transfer of Loans described in the Bill of Sale and Loan Transmittal Summary Form be, and be construed as, a valid sale of such Loans from SLM Education Credit to the Interim Eligible Lender Trustee for the benefit of Funding. However, in the event that notwithstanding the intention of the parties, such transfer is deemed to be a transfer for security, then SLM Education Credit hereby grants to the Interim Eligible Lender Trustee for the benefit of Funding a first priority security interest in and to all Loans described in the Bill of Sale and Loan Transmittal Summary Form to secure a loan in an amount equal to the Purchase Price of such loans.

                                    SLM EDUCATION CREDIT MANAGEMENT
                                    CORPORATION
                                    (Seller)


                                    By: _________________________

                                    Name: _______________________

                                    Title: ______________________

                                    SLM EDUCATION CREDIT FUNDING LLC
                                    (Purchaser)


                                    By: _________________________

                                    Name: _______________________

                                    Title:  _____________________


                                    [CHASE MANHATTAN BANK
                                    USA, NATIONAL ASSOCIATION, not in its
                                    individual capacity but solely as Interim
                                    Eligible Lender Trustee

                                    By: _________________________

                                    Name: _______________________

                                    Title:  _____________________]

                           PURCHASE AGREEMENT NUMBER 1

               BLANKET ENDORSEMENT DATED ______________ ___, 200__

Student Loan Marketing Association ("SLM Education Credit"), by execution of this instrument, hereby endorses the attached promissory note which is one (1) of the promissory notes ("the Notes") describe in the Bill of Sale executed by SLM Education Credit in favor of [Chase Manhattan Bank USA, National Association as the Interim Eligible Lender Trustee for the benefit of] SLM Education Credit Funding LLC ("Funding"). This endorsement is in blank, unrestricted form and without recourse except as provided in Section 6 of the Master Terms referred to in the Purchase Agreement among SLM Education Credit[, and] Funding[, and the Interim Eligible Lender Trustee] which covers the promissory note.

     This endorsement may be effected by attaching either this instrument or a facsimile hereof to each or any of the Notes.

     Notwithstanding the foregoing, SLM Education Credit agrees to individually endorse each Note in the form provided by Funding as Funding may from time to time require or if such individual endorsement is required by the Guarantor of the Note.

THE SALE AND PURCHASE OF THE LOANS SHALL BE SUBJECT TO THE TERMS, CONDITIONS AND
   COVENANTS, INCLUDING THE BLANKET ENDORSEMENT, AS SET FORTH IN THE PURCHASE AGREEMENT. BY EXECUTION HEREOF, SLM EDUCATION CREDIT ACKNOWLEDGES THAT SLM
  EDUCATION CREDIT HAS READ, UNDERSTANDS AND AGREES TO BE BOUND BY ALL TERMS, CONDITIONS AND COVENANTS OF THE PURCHASE AGREEMENT. THE SALE AND PURCHASE SHALL
  BE CONSUMMATED UPON FUNDING'S PAYMENT TO SLM EDUCATION CREDIT OF THE INITIAL PAYMENT (AS DEFINED IN THE MASTER TERMS) AND, UNLESS OTHERWISE AGREED BY SLM
 EDUCATION CREDIT AND FUNDING, SHALL BE EFFECTIVE AS OF THE DATE OF THE BILL OF
                                     SALE.

SELLER

Student Loan Marketing Association
11600 SLM Education Credit Drive
Reston, Virginia 20193

Lender Code:  ___________________

By:  ____________________________



Name:  __________________________

Title:  _________________________


PURCHASER

Chase Manhattan Bank USA, National Association, not in its individual capacity but solely as Interim Eligible Lender Trustee for the benefit of SLM Funding Corporation


By:  _____________________________
   (Signature of Authorized Signatory for Purchaser)

Name:  __________________________

Title:  ___________________________

Date of Purchase:  _________________

                  BILL OF SALE DATED _______________ ___, 200__

     The undersigned ("SLM Education Credit"), for value received and pursuant to the terms and conditions of Purchase Agreement Number 1 ("Purchase Agreement") among SLM Education Credit Funding LLC ("Funding"), and [Chase Manhattan Bank USA, National Association, as Interim Eligible Lender Trustee for the benefit of Funding under the Interim Trust Agreement dated as of August 1, 2002 between Funding and the Interim Eligible Lender Trustee], does hereby sell, assign and convey to the [Interim Eligible Lender Trustee for the benefit of] Funding and its assignees all right, title and interest of SLM Education Credit, including the insurance interest of SLM Education Credit under the Federal Family Education Loan Program (20 U.S.C. 1071 et seq.), in the Loans identified herein which the [Interim Eligible Lender Trustee for the benefit of] Funding has accepted for purchase. The portfolio accepted for purchase by the [Interim Eligible Lender Trustee for the benefit of] Funding and the effective date of sale and purchase are described below and the individual Accounts are listed on the Schedule A attached hereto.

     SLM Education Credit hereby makes the representations and warranties set forth in Section 5 of the Purchase Agreement Master Securitization Terms Number 1000 incorporated by reference in the Purchase Agreement. [SLM Education Credit authorizes the Interim Eligible Lender Trustee on behalf of Funding to use a copy of this document (in lieu of OE Form 1074) as official notification to the Guarantor(s) of assignment to the Interim Eligible Lender Trustee for the benefit of Funding of the Loans on the date of purchase].

                       LISTING OF LOANS ON FOLLOWING PAGE

ADDITIONAL LOAN CRITERIA

..  Not in claims status, not previously rejected
..  Not in litigation
..  Last disbursement is greater than 120 days from cutoff date
..  Loan is not swap-pending

*Based upon SLM Education Credit's estimated calculations, which may be adjusted upward or downward based upon Funding's reconciliation.
** Includes interest to be capitalized

Guarantor(s):

American Student Assistance Guarantor
California Student Aid Commission
Colorado Student Loan Program
Connecticut Student Loan Foundation
Education Assistance Corporation
Educational Credit Management Corporation
Finance Authority of Maine
Florida Department of Education Office of Student Financial Assistance Georgia Higher Education Assistance Corporation
Great Lakes Higher Education Corp.
Illinois Student Assistance Commission
Iowa College Student Aid Commission
Kentucky Higher Education Assistance Authority
Louisiana Student Financial Assistance Commission
Michigan Higher Education Assistance Authority
Missouri Coordinating Board for Higher Education
Montana Guaranteed Student Loan Program
Nebraska Student Loan Program
New Jersey Higher Education Assistance Authority
New York State Higher Education Services Corporation
Northwest Education Loan Association
Oklahoma State Regents for Higher Education
Oregon State Scholarship Commission
Pennsylvania Higher Education Assistance Agency
Rhode Island Higher Education Assistance Authority
Student Loan Guarantee Foundation of Arkansas, Inc.
Tennessee Student Assistance Corporation
Texas Guaranteed Student Loan Corporation
United Student Aid Funds, Inc.
Utah Higher Education Assistance Authority

SELLER

SLM Education Credit Management Corporation


By:  _____________________________
Name:  ___________________________
Title:  __________________________


PURCHASER

Chase Manhattan Bank USA, National Association, not in its individual capacity but solely as Interim Eligible Lender Trustee for the benefit of SLM Education Funding LLC

By:  _____________________________
   (Signature of Authorized Signatory for Purchaser)

Name:  _____________________________

Title:  ____________________________